UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2020

Paya Holdings Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39627	85-2199433
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

303 Perimeter Center North Suite 600

Atlanta, Georgia 30346

(Address of Principal Executive Offices) (Zip Code)

(800) 261-0240

(Registrant’s Telephone Number, Including Area Code)

FinTech Acquisition Corp. III Parent Corp.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PAYA	Nasdaq Capital Market
Warrants, each to purchase one share of Common Stock	PAYAW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On October 16, 2020, Paya Holdings Inc. (“Paya” or “Parent”) and FinTech Acquisition Corp. III (“FinTech”) announced that the previously announced transactions contemplated by the Merger Agreement (as defined below) were consummated. In connection with the closing of the merger, the registrant changed its name from FinTech Acquisition Corp. III Parent Corp. to Paya Holdings Inc.

Item 1.01.	Entry into Material Definitive Agreement.

As disclosed under the section entitled “Proposal No. 1 — The Business Combination Proposal” beginning at pages 64 of the final prospectus and definitive proxy statement (the “Proxy Statement/Prospectus”) filed with the Securities and Exchange Commission (the “Commission”) on September 23, 2020 by Paya, Parent entered into an Agreement and Plan of Merger, dated as of August 3, 2020 (“Merger Agreement”), by and among Parent, FinTech, FinTech III Merger Sub Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), GTCR-Ultra Holdings, LLC, a Delaware limited liability company (“Ultra”), GTCR-Ultra Holdings II, LLC, a Delaware limited liability company (“Holdings”), GTCR/Ultra Blocker, Inc., a Delaware corporation (“Blocker”), and GTCR Fund XI/C LP, a Delaware limited partnership (“Blocker Seller”).

The Merger Agreement provided for (i) Ultra and Blocker Seller to contribute to Parent all of their direct and indirect equity interests in Holdings and Blocker in exchange for $499.7 million in cash and the issuance of 54.5 million shares of common stock of Parent plus the right to receive up to an additional 14.0 million shares of common stock of Parent in the future if certain prices targets are met (the “Contribution and Exchange”) and (ii) Merger Sub to merge with and into FinTech with FinTech being the surviving corporation in the merger and a wholly-owned subsidiary of Parent, with each outstanding share of FinTech common stock converting into one share of Parent (the “Merger,” together with the Contribution and Exchange and other transactions contemplated by the Merger Agreement, the “Transactions” or the “Business Combination”). The Merger Agreement is included as Exhibit 2.1 to this Current Report on Form 8-K (this “Report”).

Item 2.01 of this Report discusses the consummation of the Transactions and various other transactions and events contemplated by the Merger Agreement which took place on October 16, 2020 (the “Closing”) and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the entry into the new registration rights agreement, dated as of Closing by and among FinTech, Holdings, Parent, Ultra and the other parties named therein (the “New Registration Rights Agreement”), the parties to that certain registration rights agreement (the “Existing Registration Rights Agreement”), dated as of November 15, 2018, by and among FinTech and the other parties named therein, agreed to terminate the Existing Registration Rights Agreement and their rights and obligations thereunder upon the consummation of the Transactions. Accordingly, in connection with the Closing, the Existing Registration Rights Agreement was automatically terminated.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 15, 2020, FinTech held a special meeting of stockholders (the “Special Meeting”) at which the FinTech stockholders considered and adopted, among other matters, the Merger Agreement. On October 16, 2020, the parties consummated the Transactions.

At the Special Meeting, holders of 5,696,643 shares of FinTech common stock sold in its initial public offering (the “public shares”) exercised their rights to convert those shares to cash at a conversion price of approximately $10.22 per share, or an aggregate of approximately $58.3 million.

54,534,022 shares of common stock were issued to Ultra at the Closing. Pursuant to the Merger Agreement, Ultra also has the right to receive up to an additional 14,000,000 shares of common stock divided into two equal tranches of 7,000,000 shares when Parent’s stock price reaches price thresholds of $15.00 and $17.50 per share, respectively, in each case for 20 out of any 30 consecutive trading days during the first five years following Closing.

Each outstanding share of common stock of FinTech was converted into one share of common stock of Parent. The outstanding warrants of FinTech automatically entitle the holders to purchase shares of common stock of Parent upon consummation of the Transactions.

Immediately after giving effect to the Transactions (including as a result of the conversions described above and certain forfeitures of FinTech common stock immediately prior to the Closing), there were 116,697,441 shares of common stock and 17,715,000 warrants issued and outstanding. Upon the Closing, FinTech’s common stock, warrants and units ceased trading, and Parent’s shares of common stock and warrants began trading on the Nasdaq Capital Market under the symbols “PAYA” and “PAYAW,” respectively. As of the closing date, Ultra owned approximately 47.3% of Parent’s outstanding shares of common stock and the former stockholders of FinTech (excluding the PIPE investors) owned approximately 33.0% of Parent’s outstanding shares of common stock.

As noted above, the per share conversion price of approximately $10.22 for holders of public shares electing conversion was paid out of Fintech’s trust account, which had a balance immediately prior to the Closing of approximately $352.8 million. Following the payment of redemptions and after giving effect to the $250.0 million PIPE financing described below, Fintech had approximately $527.6 million of available cash for disbursement in connection with the Transactions. Of these funds, approximately $28.0 million was used to pay certain transaction expenses and $499.7 million was paid to Ultra and Blocker Seller as cash consideration in accordance with the Merger Agreement.

Registration Rights Agreement

Ultra and certain affiliates of Fintech have been granted certain rights, pursuant to the New Registration Rights Agreement entered into at the Closing. Pursuant to the New Registration Rights Agreement, the parties are entitled to have registered, in certain circumstances and subject to certain conditions set forth therein, the resale of the shares of common stock of Paya held by them. The registration rights described in this paragraph apply to (i) any shares of common stock issued in connection with the Transactions, (ii) any warrants or any shares of common stock issued or issuable upon exercise thereof, (iii) any capital stock of Paya or its subsidiaries issued or issuable with respect to the securities referred to in clause (i) or (ii) above by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization, and (iv) any other shares of common stock held by persons holding securities described above (the “registrable securities”). Ultra and certain other holders are entitled to request that Parent register its shares on a long-form or short-form registration statement on one or more occasions in the future, which registrations may be “shelf registrations.” In certain circumstances, Ultra will also be entitled to make demand registrations. The parties to the New Registration Rights Agreement will also be entitled to participate in certain registered offerings by Paya, subject to certain limitations and restrictions. Paya will pay expenses of the parties incurred in connection with the exercise of their rights under the New Registration Rights agreement.

This summary is qualified in its entirety by reference to the text of the New Registration Rights Agreement, which is included as Exhibit 10.1 to this Report and is incorporated herein by reference.

Nominating Agreement

Pursuant to a Nominating Agreement entered into at the Closing, Ultra, Blocker Seller and certain of Blocker Seller’s affiliates (collectively, “GTCR” ) will have the right to designate nominees for election to Parent’s board of directors for so long as GTCR beneficially own 5% or more of the total number of Parent’s shares of common stock then outstanding. The number of nominees that GTCR is entitled to nominate under the Nominating Agreement is dependent on its beneficial ownership of shares of common stock. For so long as GTCR beneficially owns more than 5% of the outstanding shares of common stock, GTCR shall have the right to nominate a specific number of directors equal to the product of (x) the total number of directors of Parent multiplied by (y) GTCR’s beneficial ownership percentage of outstanding Parent common stock (rounded up to the nearest whole number). In addition, GTCR will have the right to designate the replacement for any of its designees whose board service has terminated prior to the end of the director’s term, regardless of GTCR’s beneficial ownership at such time. GTCR will also have the right to have its designees participate on committees of the board of directors, subject to compliance with applicable law and stock exchange listing rules.

This summary is qualified in its entirety by reference to the text of the Nominating Agreement, which is included as Exhibit 10.3 to this Report and is incorporated herein by reference.

Tax Receivable Agreement

In connection with the Closing, Parent entered into the Tax Receivable Agreement with Seller, Blocker Seller, Holdings and Blocker. Holdings and Blocker are each subsidiaries of Parent. The Tax Receivable Agreement generally provides for the payment by Parent to Seller and Blocker Seller, as applicable, of 85% of the net cash savings, if any, in U.S. federal, state and local income taxes that Parent actually realizes (or is deemed to realize in certain circumstances) in periods after the Closing as a result of: (i) certain tax attributes of Blocker, Holdings and subsidiaries of Holdings that existed prior to the Transactions; (ii) certain increases in the tax basis of Holdings’ assets resulting from the Transactions; (iii) imputed interest deemed to be paid by Parent as a result of payments Parent makes under the Tax Receivable Agreement; and (iv) certain increases in tax basis resulting from payments Parent makes under the Tax Receivable Agreement.

This summary is qualified in its entirety by reference to the text of the Tax Receivable Agreement, which is included as Exhibit 10.4 to this Report and is incorporated herein by reference.

Sponsor Support Agreement

In connection with the signing of the Merger Agreement on August 3, 2020, Parent, FinTech, Holdings and Seller entered into a Sponsor Support Agreement with FinTech’s Sponsors, pursuant to which the Sponsors agreed to comply with the provisions of the Merger Agreement applicable to the Sponsors as well as the covenants set forth in the Sponsor Support Agreement. The Sponsors are required to vote all shares of common stock of Parent common stock beneficially owned by such Sponsor in favor of the election as members of Parent’s board of directors of the Nominees (as defined in the Director Nomination Agreement), which obligation shall terminate upon the earlier of (a) Seller’s written notice to the Sponsors as to any such termination and (b) 30 days after the Closing.

Employment Agreements

In connection with the Closing, Paya entered into employment agreements with each of Jeff Hack, Glenn Renzulli and Mark Engels (each, an “Executive” and together, the “Executives”) that superseded the employment provisions in each executive’s existing senior management agreement. Each employment agreement sets forth the executive’s base salary, and provides that the executive is eligible to receive an annual target bonus in an amount up to 100% (in the case of Messrs. Hack and Engels) and 60% (in the case of Mr. Renzulli) of the executive’s annual base salary based upon the performance of the executive and the achievement of certain pre-established financial, operating and other objectives by Paya and its affiliates. Each of the executives is also eligible to receive severance benefits upon a termination by the executive for “good reason” or by Paya without “cause.” Mr. Hack’s severance benefits consist of (a) continued payment of base salary for a period of 12 months (the “Severance Period”); provided that Paya may elect to extend the Severance Period for an additional 12 months, and if so elected, the amount payable during the second year of the Severance Period will be $1,250,000 and paid within 60 days of Paya’s’ election to extend the Severance Period, (b) reimbursement of Mr. Hack’s premiums incurred for participation in Consolidated Omnibus Budget Reconciliation Act (COBRA) coverage for the applicable Severance Period to the extent Paya is permitted by law to offer such coverage and able to do so without incurring a fine or penalty, and (c) a pro-rated annual bonus for the fiscal year during which Mr. Hack’s termination occurs (the “Termination Year”), payable at the time annual bonuses are otherwise paid to senior management and calculated based on the portion of target bonuses received by the remaining senior management team members with respect to the applicable Termination Year. Mr. Renzulli’s severance benefits consist of an amount equal to one year of his base salary, payable over six months. Mr. Engels’ severance benefits consist of (i) continued payment of base salary for one year, and (ii) if his termination occurs in (a) 2020, 75% of his target annual bonus (b) 2021, pro-rated annual bonus for 2021, but in no event less than 50% of his target annual bonus, or (c) 2022 or thereafter, a pro-rated annual bonus for the year in which his employment terminates, in each case, payable at the time annual bonuses are otherwise paid to senior management. Payment of such severance benefits is contingent upon the executive’s execution and non-revocation of release of claims, and continued compliance with restrictive covenants.

This summary is qualified in its entirety by reference to the Employment Agreements of Messrs. Hack, Renzulli and Engels, which are included as Exhibits 10.8, 10.9 and 10.10 to this Report, respectively, and are incorporated herein by reference.

Omnibus Incentive Plan

At the Special Meeting, the stockholders of Parent adopted and approved the Paya Holdings Inc. Omnibus Incentive Plan (the “Omnibus Plan”). The purpose of the Omnibus Plan is to provide eligible employees, directors, and consultants of Parent the opportunity to receive stock- and cash-based incentive awards in order to attract, retain and reward encourage them and align their economic interests with those of Parent’s stockholders. The material features of the Omnibus Plan are described in the Proxy Statement/Prospectus in the section entitled “Proposal No. 3 – The Incentive Plan Proposal” beginning on page 106 and that information is incorporated herein by reference.

This summary and the information incorporated herein by reference is qualified in its entirety by reference to the text of the Omnibus Plan, which is included as Exhibit 10.5 to this Report and is incorporated herein by reference.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the predecessor registrant was a shell company, as FinTech was immediately before the Transactions, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, Paya, as the successor issuer to Parent, is providing the information below that would be included in a Form 10 if Paya were to file a Form 10. Please note that the information provided below relates to the combined company after Parent’s acquisition of Holdings in connection with the consummation of the Transactions, unless otherwise specifically indicated or the context otherwise requires.

Forward-Looking Statements

Some of the information contained in this Report on Form 8-K, or incorporated herein by reference, constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995. These statements can be identified by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intend,” and “continue” or similar words. Investors should read statements that contain these words carefully because they:

•         discuss future expectations;

•         contain projections of future results of operations or financial condition; or

•         state other “forward-looking” information.

Parent believes it is important to communicate its expectations to its securityholders. However, there may be events in the future that Parent’s management is not able to predict accurately or over which Parent has no control. The risk factors and cautionary language contained in this Report, and incorporated herein by reference, provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described in such forward-looking statements, including among other things:

•         the ability to maintain the listing of Parent’s securities on a national securities exchange;

•         changes adversely affecting the business in which Parent is engaged;

•         the ongoing impact of the coronavirus pandemic and its effect on Parent or its customers;

•         Parent’s ability to execute on its plans to develop and market new products and the timing of these development programs;

•         Parent’s ability to compete in the highly competitive payment processing industry;

•         the rate and degree of market acceptance of Parent’s solutions and products;

•         Parent’s ability to identify and integrate acquisitions;

•         the performance and security of Parent’s services and products;

•         potential litigation involving Parent;

•         general economic conditions; and

•         the result of future financing efforts.

Undue reliance should not be placed on these forward-looking statements.

Business

The business of Parent is described in the Proxy Statement/Prospectus in the section entitled “Information About Paya” beginning on page 137 and that information is incorporated herein by reference.

Risk Factors

The risks associated with Parent’s business are described in the Proxy Statement/Prospectus in the section entitled “Risk Factors” beginning on page 16 and are incorporated herein by reference.

Financial Information

Reference is made to the disclosure set forth in Item 9.01 of this Report concerning the financial information of Parent. Reference is further made to the disclosure contained in the Proxy Statement/Prospectus in the section entitled “Paya’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 161, which is incorporated herein by reference.

Properties

The facilities of Parent are described in the Proxy Statement/Prospectus in the section entitled “Information About Parent – Facilities” on page 153 and is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of the Closing regarding the beneficial ownership of Parent’s shares of common stock by:

•         Each person known to be the beneficial owner of more than 5% of Parent’s outstanding shares of common stock;

•         Each director and each of Parent’s principal executive officers and two other most highly compensated executive officers; and

•         All current executive officers and directors as a group.

Unless otherwise indicated, Parent believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Shares of common stock (2)
Directors and Executive Officers Post-Business combination:
Jeff Hack	—	—
Glenn Renzulli	—	—
Mark Engels	—	—
Jim Bonetti	—	—
Aaron Cohen	—	—
Mike Gordon	—	—
Christine Larsen	—	—
KJ McConnell	—	—
Collin Roche	—	—
Anna May Trala	—	—
Stuart Yarbrough	—	—
All directors and executive officers post-business combination as a group (fifteen individuals)	—	—%

Five Percent Holders:
Cohen Sponsor Interests III, LLC(2)	8,560,942	7.3%
GTRC Ultra Holdings, LLC(3)	55,234,022	47.3%

(1)	Unless otherwise noted, the business address of each of the directors and executive officers following the Business Combination is: 303 Perimeter Center North Suite 600, Atlanta, Georgia 30346.
(2)	Cohen Sponsor Interests III, LLC is the manager of each of FinTech Investor Holdings III, LLC, 3FIII, LLC and FinTech Masala Advisors, LLC (collectively, the “Sponsors”), the direct beneficial owners of the shares and warrants. FinTech Masala, LLC is the sole member of Cohen Sponsor Interests III, LLC. FinTech Masala Holdings, LLC is the sole member of FinTech Masala, LLC. FinTech Masala Holdings, LLC is in turn managed by its members, none of which is deemed a beneficial owner of the securities held by FinTech Masala Holdings, LLC based on the so-called “rule of three.” As a result of the foregoing, each of Cohen Sponsor Interests III, LLC, FinTech Masala, LLC and FinTech Masala Holdings, LLC shares voting and investment power over the shares and warrants held directly by the Sponsors.
(3)	Consists of shares held directly by GTCR Ultra Holdings, LLC. Does not include 9,760,062 shares held by affiliates of FinTech (including shares held by the Sponsors described above) which may be deemed to be beneficially owned by GTCR by virtue of the voting arrangement described above under “—Sponsor Support Agreement.” Voting and dispositive power with respect to the shares of Parent common stock held by Seller is exercised by GTCR Investment XI LLC. Decisions of GTCR Investment XI LLC are made by a vote of a majority of its directors, and, as a result, no single person has voting or dispositive authority over such securities. Messrs. David A. Donnini, Collin E. Roche, Craig A. Bondy, Constantine S. Mihas, Mark M. Anderson, Aaron D. Cohen, Sean L. Cunningham, and Benjamin J. Daverman are each managing directors of GTCR LLC, which provides management services to GTCR Investment XI LLC and each disclaims beneficial ownership of the securities controlled by such entity, except to the extent of his pecuniary interest in such securities. The filing of this Statement shall not be construed as an admission that any such individual is, for the purpose of Section 13(d) or 13(g) of the Exchange Act, the beneficial owner of any securities covered by this Statement. The business address of each of the foregoing entities and persons is c/o GTCR Management XI LLC, 300 North LaSalle Street, Suite 5600, Chicago, Illinois 60654, and its telephone number is (312) 382-2200.

Directors and Executive Officers

Parent’s directors and executive officers after the Closing are described in the Proxy Statement/Prospectus in the section entitled “Management Following the Business Combination” beginning on page 181 and that information is incorporated herein by reference.

Executive Compensation

The executive compensation of Parent’s executive officers and directors is described in the Proxy Statement/Prospectus in the section entitled “Information about Paya – Paya Executive Compensation” beginning on page 153 and that information is incorporated herein by reference.

Certain Relationships and Related Transactions

The certain relationships and related party transactions of Parent are described in the Proxy Statement/Prospectus in the section entitled “Certain Relationships and Related Person Transactions” beginning on page 203 and are incorporated herein by reference.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the section of the Proxy Statement/Prospectus entitled “Information About Paya – Legal Proceedings” beginning on page 153, which is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Parent’s shares of common stock began trading on the Nasdaq Capital Market under the symbol “PAYA” and its warrants began trading on the Nasdaq Capital Market under the symbol “PAYAW” on October 19, 2020, subject to ongoing review of Parent’s satisfaction of all listing criteria post-business combination, in lieu of the common stock and warrants of FinTech. Parent has not paid any cash dividends on its shares of common stock to date. It is the present intention of Parent’s board of directors to retain all earnings, if any, for use in Parent’s business operations and, accordingly, Parent’s board does not anticipate declaring any dividends in the foreseeable future. The payment of dividends is within the discretion of Parent’s board of directors and will be contingent upon Parent’s future revenues and earnings, as well as its capital requirements and general financial condition.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under Item 3.02 of this Report concerning the issuance of Parent’s shares of common stock in connection with the Transactions, which is incorporated herein by reference.

Description of Registrant’s Securities

The description of Parent’s securities is contained in the Proxy Statement/Prospectus in the section entitled “Description of Securities” beginning on page 189 and is incorporated herein by reference.

Indemnification of Directors and Officers

The Delaware General Corporation Law (the “DGCL”) permits Parent to indemnify its directors, officers, employees and agents, subject to limitations imposed by Delaware law. Parent’s Amended and Restated Bylaws require it to indemnify directors and officers to the full extent permitted by the DGCL. Parent also entered into indemnification agreements with certain of its officers and directors upon the Closing that provide for indemnification to the maximum extent allowed under the DGCL. Information about the indemnification of Parent’s directors and officers is set forth in “Part II, Item 20. Indemnification of Directors and Officers” of the Registration Statement containing the Proxy Statement/Prospectus, which is incorporated herein by reference.

Financial Statements and Supplementary Data

Reference is made to the disclosure set forth under Item 9.01 of this Report concerning the financial statements and supplementary data of Parent and its affiliates.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Reference is made to the disclosure contained in Item 4.01 of this Report, which is incorporated herein by reference.

Financial Statements and Exhibits

Reference is made to the disclosure set forth under Item 9.01 of this Report concerning the financial information of Parent and its affiliates.

Item 3.02.	Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Items 1.01 and 2.01 of this Report concerning the shares of Parent common stock issued to Ultra and Blocker Seller in the Transactions.

In connection with the Business Combination, on August 3, 2020, FinTech entered into subscription agreements (the “PIPE Subscription Agreements”), whereby the investors named therein (the “PIPE Investors”) committed to purchase an aggregate of $250.0 million shares of FinTech common stock, at a price of $10.00 per share, simultaneously with or immediately prior to the Closing (the “PIPE Financing”).

The PIPE Financing closed on October 16, 2020 and the issuance of an aggregate of 25,000,000 shares of FinTech common stock occurred immediately prior to the consummation of the Business Combination. Upon consummation of the Business Combination, the shares automatically converted into common stock of Parent. The sale and issuance was made to accredited investors in reliance on Rule 506 of Regulation D under the Securities Act.

This summary is qualified in its entirety by reference to the text of the form of Subscription Agreement, which is included as Exhibit 10.6 to this Report and is incorporated herein by reference.

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On October 16, 2020, the Board approved the engagement of Ernst & Young LLP (“EY”) as Parent’s independent registered public accounting firm to audit Parent’s consolidated financial statements for the year ending December 31, 2020. EY served as the independent registered public accounting firm of Holdings prior to the Business Combination. Accordingly, WithumSmith+Brown, PC (“Withum”), Parent and FinTech’s independent registered public accounting firm prior to the Business Combination, was informed that it would be not be retained to serve as Parent’s independent registered public accounting firm following completion of the Business Combination.

Withum’s report on FinTech’s financial statements for the years ended December 31, 2019 and December 31, 2018 and for the period from March 20, 2017 (inception) through December 31, 2017 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles, except that such audit report contained an explanatory paragraph in which Withum expressed substantial doubt as to FinTech’s ability to continue as a going concern if it did not complete a business combination by November 20, 2020. During the period of Withum’s engagement by FinTech, and the subsequent interim period preceding Withum’s dismissal, there were no disagreements with Withum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Withum, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports covering such periods. In addition, no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, occurred within the period of Withum’s engagement and the subsequent interim period preceding Withum’s dismissal.

Withum’s report on Parent’s financial statements for the year ended August 31, 2020 and for the period from July 28, 2020 (inception) through August 31, 2020 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles. During the period of Withum’s engagement by Parent, and the subsequent interim period preceding Withum’s dismissal, there were no disagreements with Withum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Withum, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports covering such periods. In addition, no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, occurred within the period of Withum’s engagement and the subsequent interim period preceding Withum’s dismissal.

During the period from March 20, 2017 (FinTech’s inception) through September 30, 2020 and the subsequent interim period preceding the engagement of E&Y, FinTech did not consult EY regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on FinTech’s financial statements, and no written report or oral advice was provided to FinTech by EY that EY concluded was an important factor considered by Parent in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Parent provided Withum with a copy of the disclosures made pursuant to this Item 4.01 prior to the filing of this Report and requested that Withum furnish a letter addressed to the Commission, which is attached hereto as Exhibit 16.1, stating whether it agrees with such disclosures, and, if not, stating the respects in which it does not agree.

Item 5.06.	Change in Shell Company Status.

As a result of the Transactions, FinTech ceased being a shell company. Reference is made to the disclosure in the Proxy Statement/Prospectus in the section entitled “Proposal No.1 — The Business Combination Proposal” beginning on page 64, which is incorporated herein by reference. Further reference is made to the information contained in Item 2.01 to this Report.

Item 7.01.	Other Events

On October 16, 2020, Parent issued a press release announcing the consummation of the Business Combination, which is included in this Report as Exhibit 99.1.

Item 9.01.	Financial Statement and Exhibits.

(a)-(b) Financial Statements.

Information responsive to Item 9.01(a) of Form 8-K is set forth in the financial statements included in the Proxy Statement/Prospectus beginning on page F-62, which information is incorporated herein by reference. Certain unaudited pro forma condensed combined financial information is attached hereto as exhibit 99.2

(d) Exhibits.

Exhibit	Description
2.1	Agreement and Plan of Merger, dated as of August 3, 2020, by and among GTCR-Ultra Holdings, LLC, GTCR-Ultra Holdings II, LLC, FinTech III Merger Sub Corp., FinTech Acquisition Corp. III, FinTech Acquisition Corp. III Parent Corp., GTCR/Ultra Blocker, Inc., and GTCR Fund XI/C LP (included as Annex A the definitive Proxy Statement/Prospectus filed on September 23, 2020).
3.1	Certificate of Incorporation of Paya Holdings Inc., filed with the Secretary of State of the State of Delaware on October 16, 2020.
3.2	Bylaws of Paya Holdings Inc.
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-4 filed by FinTech Acquisition Corp. III Parent Corp. on September 16, 2020).
4.2	Specimen Warrant Certificate (included in Exhibit 4.3).
4.3	Warrant Agreement, dated November 15, 2018, between Continental Stock Transfer & Trust Company and FinTech Acquisition Corp. III. (incorporated by reference to Exhibit 4.1 of FinTech Acquisition Corp. III’s Current Report on Form 8-K filed on November 21, 2018).
10.1	Registration Rights Agreement, dated October 16, 2020, by and among FinTech Acquisition Corp. III Parent Corp. and certain stockholders of Parent.
10.2	Sponsor Support Agreement dated August 3, 2020, by and among FinTech Acquisition Corp. III, GTCR-Ultra Holdings II, LLC, FinTech Acquisition Corp. III Parent Corp., GTCR-Ultra Holdings, LLC and certain stockholders of FinTech Acquisition Corp. III (incorporated by reference to Exhibit 10.1 of FinTech Acquisition Corp. III’s Current Report on Form 8-K filed on August 3, 2020).
10.3	Director Nomination Agreement, dated as of October 16, 2020, by and among Paya Holdings Inc., GTCR-Ultra Holdings, LLC, GTCR Fund XI/B LP and GTCR Fund XI/C LP.
10.4	Tax Receivable Agreement, dated as of October 16, 2020, by and among FinTech Acquisition Corp. III Parent Corp., GTCR-Ultra Holdings, LLC, GTCR Ultra-Holdings II, LLC, GTCR/Ultra Blocker, Inc., a Delaware corporation and GTCR Fund XI/C LP.
10.5	Form of Paya Holdings Inc. Omnibus Incentive Plan (included as Annex B to the definitive Proxy Statement/Prospectus filed on September 23, 2020).
10.6	Form of PIPE Subscription Agreement (incorporated by reference to Exhibit 10.2 of FinTech Acquisition Corp. III’s Current Report on Form 8-K filed on August 3, 2020).
10.7	Form of Director/Officer Indemnification Agreement.
10.8	Employment Agreement, dated as of October 16, 2020, by and between Paya Holdings Inc., Paya, Inc. and Jeffrey Hack.
10.9	Employment Agreement, dated as of October 16, 2020, by and between Paya Holdings Inc., Paya, Inc. and Glenn Renzulli.
10.10	Employment Agreement, dated as of October 16, 2020, by and between Paya Holdings Inc., Paya, Inc. and Mark Engels.
16.1	Letter of WithumSmith+Brown, PC.
99.1	Press Release, dated October 16, 2020.
99.2	Unaudited pro forma financial statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 22, 2020

PAYA HOLDINGS INC.

By:	/s/ Glenn Renzulli
Name: Glenn Renzulli
Title: Chief Financial Officer